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                                                                 Exhibit 10(d)

                         INTELLECTUAL PROPERTY AGREEMENT


         This INTELLECTUAL PROPERTY AGREEMENT ("Agreement") is dated as of October 28, 1996, between and among THE DUN & BRADSTREET CORPORATION, a Delaware corporation ("D&B"), COGNIZANT CORPORATION, a Delaware corporation ("Cognizant"), and ACNIELSEN CORPORATION, a Delaware corporation ("ACNielsen") (each a "Party" and collectively, the "Parties").


                                    RECITALS

         WHEREAS, D&B, acting through its direct and indirect subsidiaries, currently owns various intellectual property rights used in connection with a number of businesses, which businesses are described in the Distribution Agreement dated as of October 28, 1996, among D&B, Cognizant and ACNielsen (the "Distribution Agreement"); and

         WHEREAS, the Parties hereto have determined that this Agreement is appropriate in order to effectuate the purposes of the Distribution Agreement as described therein, and in order to promote a clear understanding of their respective intellectual property rights subsequent to the execution of said Distribution Agreement and the Distribution (as defined therein) contemplated thereby;

         NOW, THEREFORE, in consideration of the mutual agreements, undertakings and covenants herein and therein, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:


I.      DEFINITIONS

1. Except as may be set forth herein, all defined terms shall have the meaning set forth in Article I, Section 1.1 of the Distribution Agreement.

2. "Infringement" shall mean any unauthorized use or conduct in violation or derogation of the rights in question.

3. "Intellectual Property" shall mean all intellectual property rights related to the Assets or Businesses of either D&B, Cognizant or ACNielsen as defined in the Distribution Agreement, as they are now or may in future exist or be conducted, including without limitation:

         a. any and all rights, privileges and priorities arising under the laws or treaties of the United States, any state, territory or possession thereof, any
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                  other country or political subdivision or territory thereof, or the European Community, relating to patents, copyrights, trade names, trademarks, service marks, mask works, trade secrets, inventions, databases, names and logos, trade dress, and other proprietary information and licenses from third persons granting the right to use any of the foregoing, including all registrations and applications for any of the foregoing that have been issued by or filed with the appropriate authorities, any common-law rights arising from the use of the foregoing, any rights commonly known as "industrial property rights" or the "moral rights" of authors relating to the foregoing, and all claims, causes of action, or other rights arising out of or relating to any actual or threatened Infringement by any person not a Party to this Agreement relating to the foregoing;

         b. all computer applications, programs and other software, including without limitation operating software, network software, firmware, middleware, design software, design tools, systems documentation and instructions, except to the extent that they may be more specifically addressed in the Data Services Agreements; and

         c. all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents.

         4. "Intellectual Property Disputes" shall mean any and all controversies, disputes or claims arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the Intellectual Property, including, without limitation, any and all claims based on contract, tort, statute or constitution.

         5. "LLC" shall mean CZT/ACN Trademarks, L.L.C., a Delaware limited liability company to be jointly owned by Cognizant and ACN pursuant to the LLC Agreement.

         6. "LLC Agreement" shall mean the agreement to be entered into by Cognizant and ACNielsen substantially in the form of Schedule I.

         7. "Nielsen Intellectual Property" shall mean those patents, trademarks, service marks, registrations and applications therefor identified and described in Article III of this Agreement.
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 II.    OWNERSHIP OF INTELLECTUAL PROPERTY.

General Principles of Allocation and Recognition

         II. A. 1. Without limiting any obligation or liability of D&B under the Distribution Agreement or any Ancillary Agreement, and subject to the provisions set forth in Article III below, each of the Parties hereto acknowledges, recognizes and agrees that, after the Distribution, D&B (or another member of the D&B Group) shall own all right, title and interest in all Intellectual Property that (i) originated primarily with the conduct of the D&B Business or primarily in connection with the D&B Assets; (ii) was obtained by, or exclusively or primarily for the conduct of, the D&B Business or in connection with the D&B Assets; (iii) was developed exclusively or primarily for the conduct of the D&B Business or in connection with the D&B Assets; (iv) arose from funding by, or exclusively or primarily for the benefit of the conduct of, the D&B Business or in connection with the D&B Assets; or (v) as of the Distribution Date is used or held for use exclusively or primarily for the conduct of the D&B Business or in connection with the D&B Assets. If a conflict exists between any of the subsections (i) through (iv) of this Section or of Sections 2.02 or 2.03 on the one hand and subsection (v) of this Section on the other hand, then subsection (v) of this Section 2.01 shall prevail.

         II. A. 2. Without limiting any obligation or liability of Cognizant under the Distribution Agreement or any Ancillary Agreement, and subject to the provisions set forth in Article III below, each of the Parties hereto acknowledges, recognizes and agrees that, after the Distribution, Cognizant (or another member of the Cognizant Group) shall own all right, title and interest in all Intellectual Property that (i) originated primarily with the conduct of the Cognizant Business or primarily in connection with the Cognizant Assets;
(ii) was obtained by, or exclusively or primarily for the conduct of, the Cognizant Business or in connection with the Cognizant Assets; (iii) was developed exclusively or primarily for the conduct of the Cognizant Business or in connection with the Cognizant Assets; (iv) arose from funding by, or exclusively or primarily for the benefit of the conduct of, the Cognizant Business or in connection with the Cognizant Assets; or (v) as of the Distribution Date is used or held for use exclusively or primarily for the conduct of the Cognizant Business or in connection with the Cognizant Assets. If a conflict exists between any of the subsections (i) through (iv) of this Section or of Sections 2.01 or 2.03 on the one hand and subsection (v) of this Section on the other hand, then subsection (v) of this Section 2.02 shall prevail.

         II. A. 3. Without limiting any obligation or liability of ACNielsen under the Distribution Agreement or any Ancillary Agreement, and subject to the provisions set forth in Article III below, each of the Parties hereto acknowledges, recognizes and agrees that, after the Distribution, ACNielsen (or another member of the ACNielsen Group) shall own all right, title and interest in all Intellectual Property that (i) originated primarily with the conduct of the ACNielsen Business or primarily in connection with the ACNielsen Assets;
(ii) was obtained by, or exclusively or primarily for the conduct of, the ACNielsen Business or in connection with the ACNielsen Assets; (iii) was developed exclusively or primarily for the conduct of the ACNielsen
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Business or in connection with the D&B Assets; (iv) arose from funding by, or exclusively or primarily for the benefit of the conduct of, the ACNielsen Business or in connection with the ACNielsen Assets; or (v) as of the Distribution Date is used or held for use exclusively or primarily for the conduct of the ACNielsen Business or in connection with the ACNielsen Assets. If a conflict exists between any of the subsections (i) through (iv) of this Section or of Sections 2.01 or 2.02 on the one hand and subsection (v) of this Section on the other hand, then subsection (v) of this Section 2.03 shall prevail.

         II. A. 4. Certain Specified Items. Without limiting any obligation or liability of any Party under the Distribution Agreement or any Ancillary Agreement, and subject to the provisions set forth in Article III below, each of the Parties hereto acknowledges, recognizes and agrees that, after the Distribution, all right, title and interest in all Intellectual Property relating to and associated with the items identified in Schedule A shall be owned by or vested in the Party indicated therein. This provision is intended to supplement the preceding Sections 2.01-2.03 with regard to these specified items, and should not be construed in any manner that would tend to derogate from the validity or applicability of the general principles of allocation and recognition set forth therein. Nevertheless, if a conflict exists between this
Section 2.04 and Sections 2.01-2.03, then this Section 2.04 shall prevail.

         II. A. 5. Rights Arising in Future. Subject to the provisions set forth in Article III below, each of the Parties hereto acknowledges, recognizes and agrees that, after the Distribution Date, (i) any and all Intellectual Property created by or on behalf of a Party, including common-law rights related thereto, shall belong solely and exclusively to such Party; and (ii) any and all subsequent ownership, possession and use by each Party of the Intellectual Property that it will own subsequent to the Distribution pursuant to the terms of this Agreement (excluding any possession or use pursuant to license granted by another Party), including common-law rights related thereto, shall inure solely to such Party's own benefit.

         II. A. 6. No Warranties. Each of the Parties hereto understands and agrees that, except as otherwise expressly provided, no Party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, making any representation or warranty whatsoever regarding the Intellectual Property, including, without limitation, as to title, value or legal sufficiency. It is also agreed and understood that any and all Intellectual Property assets either transferred or retained by the Parties, as the case may be, shall be "as is, where is".

         II. A. 7. Recognition of Non-Party Rights. The recognition among the Parties of ownership of Intellectual Property rights under Sections 2.01-2.05 of this Agreement is subject to all pre-existing rights, obligations and restrictions of non-parties to this Agreement as of the Distribution Date.
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III.    NIELSEN INTELLECTUAL PROPERTY.

Patents and Patent Applications

         III. A. 1. Notwithstanding the provisions of Article II of this Agreement, each of the Parties hereto acknowledges, recognizes and agrees that, after the Distribution, Cognizant shall own all right, title and interest in, to and under those patents and patent applications previously owned by ACNielsen identified in Schedule B, together with all Intellectual Property related thereto and associated therewith, for the exclusive use and benefit of Cognizant in connection with the Cognizant Business as it is now or may hereafter be conducted anywhere in the world.

         III. A. 2. Without limiting the generality of the provisions of Article II of this Agreement, and notwithstanding anything therein to the contrary, each of the parties hereto acknowledges, recognizes and agrees that, after the Distribution, ACNielsen shall own all right, title and interest in, to and under those patents and patent applications identified in Schedule C, together with all Intellectual Property related thereto and associated therewith, for the exclusive use and benefit of ACNielsen in connection with the ACNielsen Business as it is now or may hereafter be conducted anywhere in the world.

         III. A. 3. Notwithstanding the provisions of Article II of this Agreement, each of the Parties hereto acknowledges, recognizes and agrees that NCH Promotional Services, Inc., shall own all right, title and interest in, to and under those patents identified in Schedule D, together with all Intellectual Property related thereto and associated therewith, for the exclusive use and benefit of NCH Promotional Services, Inc., in connection with its business as it is now or may hereafter be conducted anywhere in the world.

Trademarks and Trademark Applications

         III. A. 4. Notwithstanding the provisions of Article II of this Agreement, each of the Parties hereto acknowledges, recognizes and agrees that, after the Distribution, Cognizant shall own all right, title and interest in, to and under those trademarks, service marks, registrations and applications therefor identified in Schedule E, together with all goodwill and Intellectual Property related thereto and associated therewith, for the exclusive use of Cognizant in connection with the Cognizant Business as it is now or may hereafter be conducted anywhere in the world.

         III. A. 5. Without limiting the generality of the provisions of Article II of this Agreement, and notwithstanding anything therein to the contrary, each of the Parties hereto acknowledges, recognizes and agrees that, after the Distribution, ACNielsen shall own all right, title and interest in, to and under those trademarks, service marks, registrations and applications therefor identified in Schedule F, together with all goodwill and Intellectual Property related
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thereto and associated therewith, for the exclusive use of ACNielsen in connection with the ACNielsen Business as it is now or may hereafter be conducted anywhere in the world.

         III. A. 6. Notwithstanding the provisions of Article II of this Agreement, each of the Parties hereto acknowledges, recognizes and agrees that NCH Promotional Services, Inc., shall own all right, title and interest in, to and under those trademarks, service marks, registrations and applications therefor identified in Schedule G, together with all goodwill and Intellectual Property related thereto and associated therewith, for the exclusive use and benefit of NCH Promotional Services, Inc., in connection with its business as it is now or may hereafter be conducted anywhere in the world.

         III. A. 7. Notwithstanding the provisions of Article II of this Agreement, each of the Parties hereto acknowledges, recognizes and agrees that, after the Distribution, all right, title and interest in, to and under those trademarks, service marks, registrations and applications therefor identified in Schedule H, together with all goodwill and Intellectual Property related thereto and associated therewith, shall be owned by the LLC, which shall have sole responsibility for maintaining and preserving the quality of those trademarks, service marks, registrations and applications therefor in a manner consistent with the high standards and reputation for quality associated with the "NIELSEN" name. The LLC will be organized and governed according to the LLC Agreement, substantially in the form of Schedule I and as it may be amended or modified by Cognizant and ACNielsen pursuant to its terms, with the fundamental purpose at all times of assisting both Cognizant and ACNielsen in achieving their legitimate business purposes to the greatest extent possible while also preserving the integrity of the trademarks, service marks, registrations and applications therefor owned by the LLC and minimizing the risk of confusion to any relevant group of consumers for any product or service associated with any such trademark, service mark, registration or application therefor. Schedule H also identifies those trademark and service mark applications that may not be immediately transferred or assigned to the LLC under the law prevailing in the relevant jurisdiction. Legal ownership of each such application shall be retained by ACNielsen for the benefit of the LLC pursuant to an escrow agreement until such application is granted; at which time the registration and all goodwill and Intellectual Property related thereto and associated therewith, if any, shall be transferred to the LLC, as shall be specified in both the LLC Agreement and the pertinent escrow agreement. If either Cognizant or ACNielsen desires to use, register and/or apply for registration of any trademark or service mark incorporating, referring to or derived from the "NIELSEN" name or "split-N" symbol in any country or with any authority where no such trademark or service mark has previously been used, registered or applied for, the party desiring to make such use, registration or application shall cause the LLC to determine, by obtaining the advice of counsel with expertise in the law prevailing in the relevant jurisdiction, whether that country or authority is an Associated Marks Country (as defined in the LLC Agreement) before making any such use, registration or application. That party shall not use, register or apply for any such trademark or service mark unless and until the LLC has determined that the country or authority in question is not an Associated Marks Country, or if it is determined to be an Associated Marks Country, shall
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proceed with the use, registration or application of such trademark or service mark only as a Common Heritage Trademark as defined in and subject to the LLC Agreement.

         III. A. 8. Reversion of Certain Property. Schedule H also identifies certain trademarks and service marks incorporating, referring to or derived from the "NIELSEN" name or "split-N" symbol that shall be distributed, together with all goodwill and Intellectual Property related thereto and associated therewith, by the LLC to either Cognizant or ACNielsen as indicated therein and to the extent appropriate under the LLC Agreement, in the event that the relevant local law pursuant to which rights in such trademarks or service marks are granted should subsequently, in the opinion of counsel to the LLC with expertise in the relevant local law, both (a) permit the ownership of such trademarks or service marks by unrelated entities without substantial jeopardy to their validity or enforceability, and (b) not present a substantial likelihood of denial for any future application for registration of such trademarks or service marks, if applications for concurrent registration of such trademarks or service marks for similar goods or services or for goods or services in the same class were to be made by unrelated entities. In no event, however, shall any trademark or service mark consisting of the "NIELSEN" name or the "split-N" symbol, standing alone, be so distributed, for so long as both Cognizant and ACNielsen shall continue to use any trademark or service mark anywhere in the world incorporating, referring to or derived from the "NIELSEN" name.

         III. A. 9. Clear Identification of Source. Cognizant and ACNielsen agree that, subsequent to the Distribution Date, neither Cognizant nor ACNielsen shall possess or acquire any right to use the "NIELSEN" name or "split-N" symbol standing alone or by itself in any manner for any purpose, including use of the name as an Internet domain name or the equivalent or as the name or logo for a business, corporation, or other legal entity, except as may otherwise be agreed by and between Cognizant and ACNielsen; provided, however, that both Cognizant and ACNielsen may continue to use the "NIELSEN" name or "split-N" symbol in any usage for which each, respectively, is currently using the name or symbol, including usage of the name as part of electronic mail or messaging addresses for its employees using existing systems, during a transitional period of six months subsequent to the Distribution Date or under the circumstances specified in Section 2.14(b)(iii) of the Distribution Agreement (a "Transitional Use"). Subsequent to the Distribution Date, except for a Transitional Use, any use that Cognizant or ACNielsen may make of the "NIELSEN" name or "split-N" symbol for any business purpose, including any use in trade, advertising, publicity, packaging, or labeling, and including any use of any trademark or service mark identified in Schedule H or in Schedules E and F that incorporates, refers to, or is derived from the "NIELSEN" name or "split-N" symbol, shall only be made in conjunction with other words, names, symbols or logos prominently displayed in as near proximity thereto as is reasonably feasible and, at minimum, on the same page, panel, sheet or screen therewith, clearly identifying the source of the communication, good or service: (a) with regard to Cognizant, as "NIELSEN TV," "NIELSEN MEDIA," "NIELSEN MEDIA RESEARCH," or another entity using a name not incorporating, referring to, or derived from the "NIELSEN" name; and (b) with regard to ACNielsen, as "ACNIELSEN," "A.C. NIELSEN," or another entity using a name not incorporating, referring to, or derived from the "NIELSEN"
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name. In addition, in the event that ACNielsen enters into any television audience measurement business in the United States or Canada subsequent to the Distribution Date, its use of any name incorporating, referring to, or derived from the "NIELSEN" name in connection with such business shall be subject to the provisions of Schedule J.

         III. B. Limitations on Concurrent Use. The provisions in this Article shall in no way restrict the rights of Cognizant or ACNielsen to sell any product or service or enter into any business identical or similar to any product or service sold, or business conducted by, the other before or after the Distribution Date. Cognizant and ACNielsen agree, however, that in the event that either Cognizant or ACNielsen sells any product or service, or enters into any business, after the Distribution Date in any country that is identical or substantially similar to those sold or conducted by the other in that country prior to the Distribution Date, the second party desiring to sell such a similar product or service or desiring to enter such a similar business shall not use any name incorporating, referring to or derived from the "NIELSEN" name or the "split-N" symbol to describe or identify such product, service, or business; provided that any product, service or business relating to the measurement of Internet usage or to research and analysis of Internet usage, utilization, advertising, or purchasing patterns, by businesses or consumers, shall not be subject to such restriction and shall only be subject to the restrictions set forth in Section 3.09, and provided further that any product or service that may in future be sold by ACNielsen in connection with any television audience measurement business in the United States or Canada shall be subject to both this restriction and the provisions of Schedule J. Cognizant and ACNielsen further agree that any future use of any Common Heritage Trademark (as defined in the LLC Agreement) shall only be made by or pursuant to license from the LLC.

         III. C. Clear Fields. Cognizant and ACNielsen agree that, subsequent to the Distribution Date, neither Cognizant nor ACNielsen shall use as a trademark or service mark (except pursuant to license), register or attempt to register any trademark or service mark (whether registered or not) that has been used (except pursuant to license), owned or applied for by the other in any country or geographic area as of the Distribution Date, including but not limited to those trademarks and service marks identified in Schedules A, F, G and H, in either that country or geographic area or in any other country or geographic area. This provision shall not apply to the "MIDAS" trademark used and/or registered by ACNielsen in Germany, the "MIDAS" trademarks or service marks used and/or registered by IMS (Cognizant) in Germany and elsewhere, the "PRIZMA" trademark used and/or registered by IMS (Cognizant) in Greece, the "PRISMA FOLDER" trademark used and/or registered in the Benelux countries by ACNielsen, the "NIELSEN PRISMA" trademark used and/or registered in Germany by ACNielsen, the "PROMOTRAK" trademark or service mark used and/or registered by IMS (Cognizant) in the United States, or the "PROMOTRACK" name and/or trademark or service mark used and/or registered by ACNielsen elsewhere in the world. With regard to these specific items, each party shall retain and have such rights with respect to such items that it would otherwise have or become entitled to under the laws of any relevant jurisdiction in the absence of this provision.
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         III. D. Notice and Publicity. Prior to or subsequent to the
Distribution, both Cognizant and ACNielsen agree to give or cause to be given, in each distinct geographic area or line of business in which they intend to operate or to sell any product or service, such notice and publicity of their separation and distinct identities as the source of any such business, product or service as may be reasonable under the circumstances or required by the relevant local law, where the local law imposes such a duty so to notify and/or publicize.

         III. E. Internet Hyperlinks. Cognizant and ACNielsen agree to assign and transfer all rights in the existing "nielsen.com" Internet domain name to the LLC, and to cause the LLC to provide and maintain an Internet or Web site using that domain name for the purpose of providing and maintaining "hyperlinks" to the principal Internet or Web sites maintained by both Cognizant and ACNielsen. In addition, both Cognizant and ACNielsen agree to provide and maintain in any Internet or Web site maintained by Cognizant or ACNielsen, respectively, for a period of two (2) years subsequent to the Distribution Date, a hyperlink to the principal Internet or Web site maintained by the other. All such hyperlinks shall be displayed together with appropriate text indicating the nature and purpose of the hyperlink and describing in summary the separation and distinct identities of each as sources of their respective goods and services. Cognizant and ACNielsen further agree to cooperate reasonably in the identification of appropriate addresses and/or domain names and in resolving technical issues necessary to provide and maintain such hyperlinks.

         III. F. Assignments and Sublicenses; Remedies for Improper Use. Cognizant and ACNielsen agree that any form of transfer of, or grant of rights in or to, any trademark or service mark (whether registered or not) incorporating, referring to or derived from the "NIELSEN" name or "split-N" symbol (including, but not limited to, all rights received by either Cognizant or ACNielsen pursuant to license from the LLC) by either Cognizant or ACNielsen (the "Granting Party") to a non-party to this Agreement shall be made explicitly subject to all pertinent provisions of Article III of this Agreement concerning the Granting Party's own use of any such trademark or service mark, and notice shall be given by the Granting Party to the Party other than the Granting Party (the "Interested Party") of any such transfer or grant of rights. Any such grant of rights that is not an outright transfer, assignment, sale or disposition of all of the Granting Party's rights and interests in any such trademark or service mark, including any sub-license, consent or permission to use, to a non-party to this Agreement (a "Grantee") shall be pursuant to a written instrument that shall both (a) explicitly bind the Grantee to all pertinent provisions of this Agreement restricting the Granting Party's own use of any such trademark or service mark, and (b) explicitly provide that the Granting Party may revoke the grant of rights, in its sole discretion, upon not more than thirty days' notice to the Grantee. It shall be the obligation of the Granting Party to use its best efforts to police the use made of any such trademark or service mark by a Grantee. If the Granting Party reasonably believes that a Grantee is using any such trademark or service mark in a manner that is (c) inconsistent with the terms of this Agreement or (d) injurious to the high standards and reputation for quality associated with the "NIELSEN" name (an "Improper Use"), the Granting Party shall promptly so notify both the Grantee and the Interested Party. If the Grantee does not thereafter correct or terminate the Improper Use within
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thirty days, the Granting Party shall revoke the grant of rights to the Grantee, and shall give notice thereof to the Interested Party. If the Interested Party reasonably believes that the use made by a Grantee of rights granted by the Granting Party is an Improper Use, it may so notify the Granting Party, which shall thereupon take appropriate measures to investigate the use in question and shall notify the Interested Party within fourteen (14) days as to whether it also reasonably believes that the Grantee is engaging in an Improper Use. If the Granting Party, after receiving notice from the Interested Party, also reasonably believes that the Grantee is engaging in an Improper Use, it shall take all appropriate measures to correct or terminate the Improper Use, including the giving of notice of revocation to the Grantee, if necessary. If the Granting Party (x) gives notice to the Interested Party that it does not reasonably believe that a Grantee is engaging in an Improper Use, or (y) fails to take appropriate measures to correct or terminate an Improper Use after giving notice to the Interested Party that it reasonably believes a Grantee is engaging in an Improper Use, or (z) is unable to correct or terminate an Improper Use by a Grantee within sixty (60) days of the first notice of suspected Improper Use given by either the Granting Party or the Interested Party, the Interested Party may both commence any action or proceeding at law or equity that it believes it has an appropriate and independent basis to assert against the Grantee and invoke its contractual rights against the Granting Party in the event of an Intellectual Property Dispute as defined in this Agreement.

         III. G. Duty to Avoid Confusion. The Parties hereto confirm their belief that likelihood of confusion will not result from the Parties' use of their respective trademarks and service marks as provided for in this Agreement, due to the differences in the environments in which and the customers to whom the goods and services of the Parties associated therewith are primarily offered and sold. The Parties further believe that any potential future confusion will be prevented under the terms of this Agreement. Furthermore, in order to enable and permit each other to continue using and to register their respective trademarks and service marks and to ensure that there is no confusion in any relevant marketplace between them, the Parties agree to use their best efforts to avoid actual or potential confusion arising from their use, to advise any other affected Party of any instance of actual or potential confusion that comes to a Party's attention concerning use of their respective trademarks and service marks, to take all such steps as may be appropriate and necessary to remedy any actual or potential confusion caused by their actions, and to cooperate with each other in good faith to avoid and prevent actual or potential confusion.

         III. H. Consent to Registration. Subject to the other provisions of this Article, each Party agrees that any other Party may use a copy of this Agreement to evidence the other Party's express consent to registration of the Party's trademarks or service marks, if necessary to obtain or maintain a registration of such mark in the United States Patent and Trademark Office or any other pertinent governmental agency in any country or group of countries; and further agrees to take any other necessary action that any other Party may reasonably request to express or confirm such consent.
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         III. I. Transfer at or Prior to Distribution. The Parties agree to execute all such documents, and to take all such actions, prior to or at the Distribution as they may deem to be necessary to achieve or confirm the respective ownership of rights in the Nielsen Intellectual Property as contemplated in this Article to be effective upon the Distribution Date.

         III. J. Construction. In the event of any inconsistency between Article III and Article II of this Agreement with respect to the Nielsen Intellectual Property, then Article III shall prevail.


IV.    FURTHER ASSURANCES AND COOPERATION.

         IV. A. 1. Without limiting the obligations of any party under Article III of this Agreement, each Party hereto shall execute and deliver, or cause to be executed and delivered, as and when reasonably requested by any other Party hereto, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other Party may reasonably deem necessary or desirable to effect the purposes of this Agreement and/or to clarify or confirm the respective ownership rights of the Parties as provided for in this Agreement.

         IV. A. 2. Without limiting the obligations of any party under Article III of this Agreement, each Party hereto shall reasonably cooperate with the other Parties with respect to any government filings or any other actions reasonably necessary to maintain and enforce the rights to the Intellectual Property covered by this Agreement.

         IV. A. 3. Without limiting the obligations of any Party under Article III of this Agreement, each Party hereto shall, upon the prior written request of another Party, arrange for the provision of appropriate copies of Records in its possession or control (or the originals thereof if the Party making the request has a reasonable need for such originals) created prior to the Distribution Date and relating to the Intellectual Property, as soon as reasonably practicable following the receipt of such request, but only to the extent such items are not already in the possession or control of the requesting Party.


V.      INDEMNIFICATION.

         V. A. 1. Article III of the Distribution Agreement shall govern the rights of D&B, Cognizant and ACNielsen with respect to indemnification for any and all Indemnifiable Losses incurred by any Party related to the Intellectual Property.

VI.     DISPUTE RESOLUTION.

         VI. A. 1. Article VI of the Distribution Agreement shall govern the rights of D&B, Cognizant and ACNielsen with respect to dispute resolution. The term "Agreement Dispute" in that Article shall be read to include all Intellectual Property Disputes.


VII.    MISCELLANEOUS.

         VII. A. 1. Complete Agreement; Construction. This Agreement, the Schedules thereto, the Distribution Agreement, the LLC Agreement and the Data Services Agreements shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule thereto, the Schedule shall prevail. In the event of any inconsistency between this Agreement and the LLC Agreement, this Agreement shall prevail. Other than Sections 2.7, 2.14 and 4.5 of the Distribution Agreement, which shall prevail over any inconsistent or conflicting provisions in this Agreement notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be an inconsistency between the provisions of this Agreement and the provisions of the Distribution Agreement, this Agreement shall prevail.

         VII. A. 2. Other Agreements. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Distribution Agreement and/or other Ancillary Agreements.

         VII. A. 3. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties.

         VII. A. 4. Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the Parties contained in this Agreement shall survive the Distribution Date.

         VII. A. 5. Expenses. Except as otherwise set forth in this Agreement, the LLC Agreement, the Distribution Agreement or any Ancillary Agreement, all costs and expenses incurred on or prior to the Distribution Date (whether or not paid on or prior to the Distribution Date) in connection with the preparation, execution, delivery and implementation of this Agreement and the consummation of the transactions contemplated thereby shall be charged to and paid by D&B. Except as otherwise set forth in this Agreement, the LLC Agreement, the Distribution Agreement or any Ancillary Agreement, all costs and expenses incurred after the Distribution Date in connection with the implementation of this Agreement, the consummation of this Agreement or the transactions contemplated by this Agreement shall be charged to and paid by D&B. Except as otherwise set forth in this Agreement and the LLC Agreement, each Party shall bear its own costs and expenses related to the Intellectual Property incurred after the Distribution Date, including the performance of any obligation arising under Articles III and IV of this Agreement.

         VII. A. 6. Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the Parties at the following addresses (or at such other addresses for a Party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:


                        To The Dun & Bradstreet Corporation:

                        One Diamond Hill Road
                        Murray Hill, NJ 07974
                        Telecopy:  (908) 665-5803

                        Attn:  General Counsel

                        To Cognizant Corporation:

                        200 Nyala Farms
                        Westport, Connecticut 06880
                        Telecopy:  (203) 222-4201

                        Attn:  General Counsel

                        To ACNielsen Corporation:

                        177 Broad Street
                        Stamford, Connecticut 06901
                        Telecopy:  (203) 961-3179

                        Attn:  General Counsel


         VII. A. 7. Waivers. The failure of any Party to require strict performance by any other Party of any provision in this Agreement will not waive or diminish that Party's right to demand strict performance thereafter of that or any other provision hereof.

         VII. A. 8. Amendments. Subject to the terms of Section 7.11 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by each of the Parties hereto.

         VII. A. 9. Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party hereto without the prior written consent of the other Parties hereto, and any attempt to assign any rights or obligations arising under this Agreement (except as set forth in Section 3.14) without such consent shall be void.

         VII. B. Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

         VII. C. Termination. This Agreement may be terminated and may be amended, modified or abandoned at any time prior to the Distribution by and in the sole discretion of D&B without the approval of Cognizant or ACNielsen or the shareholders of D&B. In the event of such termination, no Party shall have any liability of any kind to any other Party or any other person. After the Distribution, this Agreement may not be terminated except by an agreement in writing signed by the Parties.

         VII. D. Subsidiaries. Each of the Parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party or by any entity that is contemplated to be a Subsidiary of such Party on and after the Distribution Date.

         VII. E. Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third Parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

         VII. F. Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         VII. G. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

         VII. H. Consent to Jurisdiction. Without limiting the provisions of
Article VI hereof, each of the Parties irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the Parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 7.16. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or
(ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         VII. I. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.


                                              THE DUN & BRADSTREET CORPORATION


                                              By: /s/ Volney Taylor
                                                 ------------------------------
                                              Name:  Volney Taylor
                                              Title:


                                              COGNIZANT CORPORATION



                                              By: /s/ Robert E. Weissman
                                                 ------------------------------
                                              Name:  Robert E. Weissman
                                              Title:


                                              ACNIELSEN CORPORATION



                                              By: /s/ Nicholas L. Trivisonno
                                                 ------------------------------
                                              Name:  Nicholas L. Trivisonno
                                              Title: